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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

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
Company                                                  State of Incorporation

Young Dental Manufacturing I, LLC........................Missouri
             Young Dental International, Inc.............Barbados
             YI Europe, Limited..........................England
Young Acquisitions Company...............................Missouri
             Panoramic Rental Corp.......................Missouri
YI Europe, Limited.......................................England
Athena Technology, LLC...................................Missouri
Young PS Acquisitions, LLC...............................Delaware
Young Colorado, LLC......................................Delaware
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